Code of Ethics for Principal Executive and Senior Financial Officers

I.	Covered Officers, Purpose of the Code

This Code of Ethics (the “Code”) for the Trust applies to its Chief Executive Officer, President, Chief Financial Officer and Treasurer (or persons performing similar functions) (as of June 6, 2006, Reaz Islam as President and Jeffrey Traum as Treasurer; each, a “Covered Officer”) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

•
full, fair, accurate, timely and understandable disclosure in reports and documents that a company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Trust;

•	compliance with applicable laws and governmental rules and regulations;

•	prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. Any question about the application of the Code should be referred to the Trust’s Chief Legal Officer (initially Millie Kim, General Counsel of the Trust’s investment adviser).

II.	Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview. A “conflict of interest” occurs when a Covered Officer’s private interest interferes, or appears to interfere, with the interests of, or his or her service to, the Trust. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Trust.1  Because conflicts of interest may arise as a result of family relationships, each Covered Officer should consider such potential conflicts and, if appropriate, familiarize his or her family members with the Covered Officer’s relevant obligations under this Code.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Trust and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Trust because of their status as “affiliated persons” (as defined in the Investment Company Act) of the Trust. The Trust’s and its investment adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code, unless or until the Chief Legal Officer determines any violation of such programs and procedures is also a violation of this Code.

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1Because conflicts of interest may arise as a result of family relationships, each Covered Officer should consider such potential conflicts and, if appropriate, familiarize his or her family members with the Covered Officer's relevant obligations under this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Trust and its investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trust or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Trust and its investment adviser. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trust and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Trust. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Trust’s Board of Trustees (“Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trust.

Each Covered Officer must not:

•
use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally (directly or indirectly) to the detriment of the Trust;

•	cause the Trust to take action, or fail to take action, for the (direct or indirect) individual personal benefit of the Covered Officer rather than the benefit of the Trust; or

•
use material non-public knowledge of portfolio transactions made or contemplated for the Trust to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

Each Covered Officer must, at the time of signing this Code, report all affiliations and significant business interests outside the Citigroup, Inc. corporate group and must update the report annually.

Conflict of interest situations should always be approved by the Chief Legal Officer and, if material, be communicated to the relevant Trust’s Board of Trustees. Examples of these include:

•	service as a trustee on the board of any company;

•
accepting directly or indirectly, anything of value, including gifts and gratuities in excess of $100 per year from any person or entity with which the Trust has current or prospective business dealings, not including occasional meals or tickets to theatre or sporting events or other similar entertainment, provided it is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety.

•
any ownership interest in, or any consulting or employment relationship with, any of the Trust’s service providers, other than its investment adviser, principal placement agent/underwriter, or any affiliated person thereof;

•
a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.	Disclosure and Compliance

•	Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Trust;

•
each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others, whether within or outside the Trust, including to the Trust’s Trustees and auditors, and to governmental regulators and self-regulatory organizations;

•
each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Trust and its adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trust files with, or submits to, the SEC and in other public communications made by the Trust; and

•	it is the responsibility of each Covered Officer to use reasonable efforts to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.	Reporting and Accountability

Each Covered Officer must:

•	upon adoption of the Code (thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he or she has received, read and understands the Code;

•	annually thereafter affirm to the Board that he or she has complied with the requirements of the Code;

•	not retaliate against any other Covered Officer or any employee of the Trust or its affiliated persons for reports of potential violations that are made in good faith; and

•	notify the Chief Legal Officer promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

The Chief Legal Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any explicit or implicit waivers2  Item 2 of Form N-CSR defines “waiver” as “the approval by the registrant of a material departure form a provision of the code of ethics” and “implicit waiver” as “the registrant’s failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer” of the registrant. sought by a Covered Officer must be considered by the Audit Committee of the relevant Trust as described below.

The Trust will follow these procedures in investigating and enforcing this Code:

•	the Chief Legal Officer will take appropriate action to investigate any potential violations reported to him or her;

•
if, after such investigation, the Chief Legal Officer believes that no violation has occurred, the Chief Legal Officer is not required to take any further action, but will meet with the person reporting the violation for the purpose of informing such person of the reason for not taking action;

•	any matter that the Chief Legal Officer believes is a violation will be reported to the Audit Committee of the Trust’s Board;

•
if the Audit Committee concurs that a violation has occurred, they will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer as an officer of the Trust;

•
the Audit Committee will be responsible for granting waivers, as appropriate, provided that waivers will be considered only if supported by a written request on behalf of the relevant Covered Officer explaining the basis for such request and how the waiver may be implemented consistent with the principles underlying this Code; and

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2Item 2 of Form N-CSR defines "waiver" as "the approval by the registrant of a material departure form a provision of the code of ethics" and "implicit waiver" as "the registrant's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer" of the registrant.

•	any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

The Audit Committee, in determining whether waivers should be granted or whether violations have occurred, and the Chief Legal Officer, in rendering decisions and interpretations and in conducting investigations of potential violations under the Code, may, at their discretion, consult with such other persons as they determine to be appropriate, including, but not limited to, another senior legal officer of the Trust or its investment adviser or its affiliates, counsel to the Trust or its investment adviser or such affiliate, counsel to the Independent Trustees, or (subject to applicable pre-approval requirements) independent auditors or other consultants.

V.	Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Trust for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trust, the Trust’s investment adviser, principal placement agent/underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code, unless any provision of this Code conflicts with any applicable federal or state law, in which case the requirements of such law will govern. The Trust’s and its investment adviser’s and principal placement agent/underwriter’s codes of ethics under 17j-1 under the Investment Company Act are separate requirements that may apply to the Covered Officers and others, and are not part of this Code.

VI.	Amendments

Any amendments to this Code must be approved or ratified by a majority vote of the Board, including a majority of Independent Trustees.

VII.	Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Independent Trustees and their counsel, the Trust and its counsel and the investment adviser and its counsel (and, as relevant, any other person described in the last paragraph under “Reporting and Accountability” above).

VIII.	Internal Use

The Code is intended solely for the internal use by the Trust and does not constitute an admission, by or on behalf of the Trust, as to any fact, circumstance, or legal conclusion.

I have read and understand the terms of the Code. I recognize the responsibilities and obligations incurred by me as a result of my being subject to the Code. I hereby agree to abide by the Code.

_________________________

Date:_____________________

[to be executed by each Covered Officer]

SPECTRUM ASSET MANAGEMENT, INC. - CODE OF ETHICS

October, 2006

Table of Contents

I.	Statement of Purpose and General Principles	1
II.	Definitions	1
III.	Rules for Personal Transactions	3
IV.	Personal Securities Transaction Reporting	5
V.	Sanctions for Violation of the Code of Ethics	7
VI.	Monitoring of Personal Securities Transactions	7
VII.	Certification of Compliance with the Code	9
VIII.	Books and Records to be Maintained	9
IX.	Who Do I Contact?	10

	Exhibits	11

I.	Statement of Purpose and General Principles

This Code of Ethics (“Code”) is being adopted in compliance with the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 of the Investment Company Act of 1940 (the “40 Act” ), to effectuate the purposes and objectives of those rules.

The purpose of the Code is to prevent conflicts of interest which may exist, or appear to exist, when persons associated with Spectrum Asset Management, Inc. (SAMI):

-	own or engage in transactions involving Securities (as defined below) that are owned or are being purchased or sold or are being considered for purchase or sale for the accounts of clients of SAMI;
-	undertake in other business activities outside of SAMI which may cause, or appear to cause, conflicts of interest.

Central to this Code is the principle that employees of SAMI will adhere to the highest ethical standards and will act in accordance with the following fiduciary principles:

-	The duty at all times to place the interests of clients first;
-
The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the code of ethics and to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility;

-	The principle that investment adviser personnel should not take inappropriate advantage of their positions;
-	The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential; and
-	The principle that independence in the investment decision-making process is paramount.

As part of this requirement for high ethical standards, employees are expected to conduct themselves in a manner, which does not:

-	defraud client’s in any way;
-	mislead client’s, including making a statement that omits material facts;
-	engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;
-	engage in any manipulative practice with respect to a client; or
-	engage in any manipulative practice with respect to securities, including price manipulation.

II.	Definitions

Security: Shall have the meaning set forth in Section 202(a)(18) of the Investment
Advisers Act, and shall include all fixed income securities, equity securities, securities based on indices, shares, futures, options and limited or private placement securities. (See “Reportable Security”)

Access Person: Means any director, officer, or Advisory Person of SAMI. For purposes of the Code, all employees of SAMI are deemed Access Persons.

Advisory Person: means (i) any employee of SAMI (or of any company in a control relationship to SAMI) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities (other than Exempt Securities) for an advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales of Securities for an advisory client; and (ii) any natural person in a control relationship to SAMI who obtains information concerning recommendations made to an advisory client with regard to the purchase or sale of Securities (other than Exempt Securities) for an advisory client

Being Considered for Purchase or Sale: A Security is being considered for purchase or sale when a Portfolio Manager views the purchase or sale of a Security for a client account as probable. The phrase "purchase or sale of a Security" includes the writing of an option to purchase or sell a Security or the purchase of an option to purchase or sell a Security.

Beneficial Ownership: “Beneficial Ownership” shall be interpreted in the same manner as in determining whether a person is the beneficial owner of a Security for purposes of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder. For example, the term “Beneficial Ownership” encompasses:
-
in addition to Securities in a person’s own account(s), Securities owned by members of the person’s immediate family (including any relative by blood or marriage living in the employee’s household) sharing the same household;

-	a domestic partner;
-	any account in which he or she has a direct or indirect beneficial interest (such as a trust);
-	a partner’s proportionate interest in the portfolio of Securities held by a partnership (e.g. an investment club); and
-	Securities a person might acquire or dispose of through the exercise or conversion of any derivative security (e.g. an option, whether presently exercisable or not).

Reportable Fund: Any fund for which SAMI serves as an investment adviser or sub-adviser or any fund whose investment adviser or principal underwriter controls SAMI, is controlled by SAMI, or is under common control with SAMI.

Reportable Security: means any stock, bond, future, investment contract or any other instrument that is considered a “security” under the Investment Advisers Act. The term “reportable security” is very broad and includes items you might not ordinarily think of as “securities,” such as:
•	Options on securities, on indexes, and on currencies;
•	All types of limited partnerships;
•	Foreign unit trusts and foreign mutual funds; and
•	Private investment funds, hedge funds, and investment clubs.

Exempt Securities: The following securities are not included in the definition of reportable security:

-	Holdings in direct obligations of the Government of the United States;
-	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
-	Shares of money market funds;
-	Shares issued by open-end funds other than reportable funds; and
-	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Exempt Transactions:

-	Open-end investment company shares other than shares of investment companies advised by the firm or its affiliates or sub-advised by the firm;

-
Purchases or sales of direct obligations of the U.S. Government or Government agencies; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

-
Purchases or sales affected in any account over which the party has no direct or indirect influence or control (e.g., assignment of management discretion in writing to another party). Employees will be assumed to have influence or control over transactions in managed accounts they Beneficially Own unless they have certified otherwise in their Initial Holdings Report, Quarterly Transaction and Annual Holdings Reports:

-
Purchases or sales that are non-volitional on the part of either the individual involved or a managed fund or managed account client, for example, securities obtained through inheritance or gift, assignment of options or exercise of an option at expiration;

-
Purchases which are part of an automatic dividend reinvestment plan or similar automatic periodic investment process or when issued pro rata to all holders of a class of securities, such as stock splits, stock dividends or the exercise of rights, warrants or tender offers. However, these transactions should be reported by Access Persons in their Quarterly Transaction and Annual Holdings Reports once acknowledgement of the transaction is received.

III.	Rules for Personal Transactions

Transactions in Principal mutual funds, Principal stock, and investments in the Principal 401k - Must hold for 30 Days

The following rule applies to transactions in Principal mutual funds, Principal stock, and investments in the Principal 401k.

The rule is that all purchases in Principal mutual funds, and investments in the Principal 401k must be held for 30 calendar days before being sold. This rule applies no matter if the transaction would result in a profit or a loss. The rule will be applied on a last in first out basis for transactions.

Access Persons are free to undertake transactions in Principal mutual funds, Principal stock, and investments in the Principal 401k without receiving pre-clearance to do so.

Exception: Shares of Principal Financial Group stock (PFG) received as part of Principal’s restricted stock unit plan may be sold upon vesting as they are considered a part of Spectrum employee’s compensation plan and have been held for longer than a 60 day period. However, Executive Officers of PGI must obtain pre-clearance from PGI in order to sell shares of PFG stock that is received as part of the restricted stock unit plan. Procedures for such pre-clearance are available from PGI’s Chief Compliance Officer.

Prohibition On speculative Transactions in Company Securities: Because of the unique potential for abuse of material nonpublic information, it is also Spectrum’s policy that the person subject to this policy many not engage in short-term speculative transactions involving trading in Company securities ( Principal mutual funds and Principal stock). Therefore, the following activities with respect to company securities are prohibited:

1. Purchasing Company securities “on margin” (i.e. with the proceeds of a loan from a brokerage firm when the loan is secured by Company securities), except for the exercise of employee stock options.

2. Short sales (selling stock that is borrowed in anticipation of a drop in price).

3. Trading in put or call options.

Exemption from the 30-day holding period.

Exemption for the sale of Principal Fund shares, stock or investments in the Principal 401k plan, may be made under special circumstances as determined by the Chief Compliance Officer and approved in advance in writing.

Transactions in all Other Securities

Pre-Clearance -

Section 16 Persons of SAMI Exchange-Traded Funds

Those persons who, by reason of their position with respect to a closed-end exchange-traded fund are designated by the Fund as being subject to the provisions of Section 16 of the Securities Exchange Act of 1934 with respect to that Fund, must pre-clear all common share trades in any closed-end exchange-traded fund for which they serve as a Section 16 officer or director.

Section 16 officers of a closed-end exchange-traded fund may not profit as a result of a purchase and sale, or sale and purchase, of common shares the fund within a period of 6 months, of the same (or equivalent) security.

Spectrum Employees that are subject to affiliate’s Code of Ethics

Those Spectrum employees that are subject to an affiliate Code of Ethics must obtain pre-clearance approval for personal trading, if required, by the affiliates Code of Ethics.

Restricted and Prohibited Transactions -

The following prohibitions apply to all access persons:

1. Preferred Stock and Common Stock Issued by SAMI clients - Access persons are prohibited from purchasing all preferred securities (whether held by a SAMI client or not) and common stock issued by SAMI clients. In the event that an access person holds preferred securities, common stock that is issued by a SAMI client or common stock of an issuer that is to become a SAMI client, upon coming an access person, the sale of such securities must be pre-approved by the Chief Compliance Officer and one of SAMI’s Executive Directors.

2. Initial Public Offerings - Access Persons are prohibited from acquiring any securities in an initial public offering.

3. Private Placements - No Access Person may acquire, directly or indirectly, beneficial ownership in any Security in a private placement transaction without prior approval of the SAMI Chief Compliance Officer. Access persons who have acquired Securities in a private placement transaction must disclose that investment when they play a part in any consideration of an investment in the issuer of the privately placed Security for a client account. In such circumstances, a decision to purchase such Securities for a client account must be subject to an independent review by Investment Personnel or a Portfolio Manager with no personal interest in the issuer.

4. Short-Term Trading - Access Persons who purchase mutual fund shares advised or sub-advised by SAMI are reminded to not engage in short-term trading. Access Persons should retain such Funds for a period of at least 30 days. Redemptions or exchanges of such funds within 30 days of purchase require pre-clearance from SAMI’s Chief Compliance Officer and will only be made under special circumstances.

5. Frequent Trading - Access Persons have a fiduciary duty to SAMI clients. The interests of SAMI clients must come before those of any access person. Access Persons are discouraged from frequent personal trading as it may potentially distract from servicing SAMI clients.

6. Acceptance of Gifts - SAMI employees should not accept any gift from any person or entity that does business with or on behalf of a SAMI managed Fund or account. For purposes of this prohibition, “gift” has the same meaning as that express in Rule 2830 of the National Association of Securities Dealers Conduct Rules. Therefore, a gift may not have a market value of more than $100. Employees are not prohibited from accepting non-cash compensation in the way of entertainment, including meals and tickets to cultural and sporting events within certain limits as described in SAMI’s Gift and Entertainment Policy.

7. Service as a Director - Access Persons are prohibited from serving on the board of directors of a publicly traded company. Exception will be made only when in the best interest of the firm and its clients. Request for such exception should be made to SAMI’s Executive Directors and Chief Compliance Officer. Access Persons servicing as a director of a private company that goes public may be required to resign, either immediately or at the end of the current term.

8. Outside Business Activities - It is important that Access Persons do not undertake other business activities outside of Spectrum Asset Management, Inc. which may cause, or appear to cause, conflicts of interest. All Access Persons must report to the Chief Compliance Officer, all directorships in businesses and other interests in businesses where they either have a controlling or influencing position, or receive monetary compensation for their involvement in that business. The Chief Compliance Officer may deem that the involvement in this additional business is an actual or perceived conflict of interest with the Access Persons current position. In this situation, actions will need to be taken to rectify the conflict. In addition to the annual reporting requirement, an Access Person must also report any change in or additional business interest that may occur during the year.

IV.	Personal Securities Transaction Reporting

Duplicate Confirmations -

All access persons must instruct their broker-dealer to send duplicate confirmations and copies of periodic statements (quarterly reports) of all securities transactions in their accounts, with the exception of those transactions exempt under Section II.

Confirms and periodic statements for accounts holding shares of Principal open-end funds are to be provided to the Chief Compliance Officer with the exception of fund shares purchased directly with Principal, shares purchased via payroll deduction, shares purchased by a systematic purchase plan in Principal Financial Group’s Employees’ 401(k)/Profit Sharing Plan or shares purchased pursuant to an automatic dividend reinvestment plan.

A form of letter of instruction for broker-dealers to direct the duplicate confirmation is attached as Exhibit A.

Please note that a “broker-dealer” includes both of the following:

A broker or dealer with whom a securities brokerage account is maintained in the employee’s name; AND

A broker or dealer who maintains an account for a person whose trades an employee must report as a Beneficial Owner of the securities.

Initial Holdings Report -

Each Access Person must provide an Initial Holdings Report to the Compliance Department listing all securities Beneficially Owned by the Access Person no later than 10 days after he or she becomes an Access Person. The holdings report must be current as of a date not more than 45 days prior to the employee becoming an access person.

The Initial Holdings Report must include the following information:

•	list of all securities accounts (including those accounts which hold shares of Principal sponsored open-end investment companies) maintained with a broker, dealer or bank;
•	a list of all securities Beneficially Owned by the Access Person with the exception of those exempt securities outlined in Section II above;
•	Include title and exchange ticker symbol or CUSIP number;
•	type of security;
•	the number of shares held in each security; and
•	the principal amount (dollar value of initial investment) of each security Beneficially Owned;
•	The date the report is submitted.

A sample copy is attached as Exhibit B.

Quarterly Securities Transaction Reports -

Each Access Person is responsible for reporting to the Compliance Department transaction reports no later than 30 days after the end of each calendar quarter covering all transactions in covered/reportable securities during the quarter. This quarterly reporting can be either in the form of broker-dealer or bank statements, or in the form of a Quarterly Securities Transaction Report. The Quarterly Transaction Report must contain the following information:

•	the date of each transaction, the title and exchange ticker symbol or CUSIP number and number of shares, and the principal amount of each security involved;
•	the nature of each transaction, that is, purchase, sale or any other type of acquisition or disposition;
•	the transaction price for each transaction; AND
•	the name of the broker, dealer or bank through whom each transaction was effected;
•	the date the report was submitted.

If an access person opens a brokerage account during the calendar quarter containing securities held for the direct or indirect benefit of the access person the access person should note the following information in their quarterly securities transaction reports:

•	the name of the broker, dealer or bank with whom the access person established the account;
•	the date the account was established and
•	the date the report is submitted.

A sample copy is attached as Exhibit C.

Annual Holdings Reports -

In addition to the Initial Holdings Report and Quarterly Securities Transaction Reports, each Access Person is required to file an Annual Holdings Report with the Compliance Department . The personal transaction information submitted should be current as of a date no more than 45 days before the annual report is submitted. Such reports must be filed within 30 days after December 31st.

The Annual Holdings Report must contain the following information:

•	list of all securities accounts (including those accounts which hold shares of Principal sponsored open-end investment companies) maintained with a broker, dealer or bank;
•	a list of all securities Beneficially Owned by the Access Person with the exception of those exempt securities outlined in Section II above;
•	Include title and exchange ticker symbol or CUSIP number;
•	type of security;
•	the number of shares held in each security; and
•	the principal amount (dollar value of initial investment) of each security Beneficially Owned;
•	The date the report is submitted.

A sample copy is attached as Exhibit D.

Certification to Affiliates Where Spectrum Employees are Subject to Their Code of Ethics -

Spectrum’s CCO, or designee, is responsible to certify to the designated employee of the affiliate, that a Spectrum employee subject to the affiliate’s code of ethics is complying with the reporting requirements of Rule 204A-1 of the Investment Adviser Act of 1940. The certification is to be made on a quarterly and annual basis. This does not relieve the Spectrum employee from obtaining pre-clearance for personal trading from the affiliate if required.

V.	Sanctions for Violation of the Code of Ethics

SAMI employees may be subject to sanctions for violations of the specific provisions or the general principles provided by the Code. Violations will be reviewed and sanctions determined by the Executive Directors and Chief Compliance Officer.

Sanctions which may be imposed include -

•	formal warning;
•	restriction of trading privileges;
•	disgorgement of trading profits;
•	fines; AND/OR
•	suspension or termination of employment.

Sanction Factors -

The factor that may be considered when determining the appropriate sanctions include, but are not limited to:

•	the harm to a client’s or Fund’s interest;
•	the extent of unjust enrichment;
•	the frequency of occurrence;
•	the degree to which there is personal benefit from unique knowledge obtained through employment with a Fund, investment adviser or underwriter;
•	the degree of perception of a conflict of interest;
•	evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or
•	the level of accurate, honest and timely cooperation from the person subject to the Code.

VI.	Monitoring of Personal Securities Transactions

The Chief Compliance Officer or her designee, is responsible for reviewing and monitoring SAMI employee’s personal securities transactions and trading patterns to insure compliance with the Code. The Chief Compliance Officer or her designee, will memorialize such review in writing and report any violations of the Code to the Executive Directors.

One of SAMI’s Executive Directors will review and monitor the personal securities transactions of the Chief Compliance Officer to insure compliance with the Code. Violations of the Code by the Chief Compliance Officer of SAMI will be reported to the Chief Compliance  Officer of Principal Global Investors.

On an annual basis, the Chief Compliance Officer shall prepare a written report to the Executive Directors of Spectrum Asset Management, Inc. that, at a minimum, will include:

- A certification that Spectrum Asset Management, Inc. has adopted procedures  reasonably necessary to prevent Access Persons from violating the Code;

- identification of material violations and sanctions imposed in response to those violations during the past year;

- a description of issues that arose during the previous year under the Code; and

- recommendations, if any, as to changes in existing restrictions or procedures based on experience with this Code, evolving industry practices or developments in applicable laws or regulations.

VII.	Certification of Compliance with the Code

Initial - Upon becoming an access person of SAMI, the Chief Compliance Officer will provide the employee with a copy of the Code. The access person will certify in writing that they have (a) received a copy of the code; (b) read and understand all provisions of the code; and (c) agree to comply with the terms of the code.

Amendments - Amendments to the Code will be reviewed by the Chief Compliance Officer with all persons. Access persons will certify that they have (a) received a copy of the amended code; (b) read and understand all provisions of the amended code; and (c) agree to comply with the terms of the code.

Annual - On an annual basis all access persons must certify that they  have read, understood and complied with the code during the prior year.

A sample copy of the certifications are attached as Exhibit E and F.

VIII.	Books and records to be maintained

-	A copy of the SAMI’s code of ethics adopted and implemented that is in effect, or at any time within the past five years was in effect;
-	A record of any violation of the code of ethics, and of any action taken as a result of the violation;
-	A record of all written acknowledgements as required by the code of ethics for each person who is currently, or within the past five years was, a supervised person of SAMI;
-	A record of each report made by an access person as required by the code of ethics, including any information provided in lieu of such reports;
-	A record of names of person who are currently, or within the past five years were, access persons of SAMI; and
-
A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access person if required, for at least five years after the end of the fiscal year in which the approval is granted.

All record shall be maintained and preserved in an easily accessible place for a period of not less than five years form the end of the fiscal year during which the last entry was made on such record, the first two in an appropriate office of the investment adviser.

IX.	Who Do I Contact ?

Responsibility for this Code is vested in the Chief Compliance Officer of Spectrum Asset Management, Inc. However, the responsibility for implementing this code on a day to day basis falls on all SAMI employees and especially staff that are in supervisory and management roles.

If employees have any queries in relation to how to interpret this Code, or have identified any potential issues or breaches of the Code they should contact one of the compliance personnel listed below.

The contact list in order of escalation is:

SAMI Chief Compliance Officer
Lisa Crossley
(203) 322-0189
lcrossley@samipfd.com

PGI Chief Compliance Officer
Barbara McKenzie
515-362-2800
McKenzie.Barb@principal.com

PFG Chief Compliance Officer
Martha Shepard
515-235-5812
Shepard.Martha@principal.com

In addition to the above contact staff should remember that they can also utilize the “Whistle Blower” process implemented across the broader Principal Financial Group organization. Staff can find information on this at:

http://inside.principal.com/gfr/brc/busprac/whistleblower.shtm

In addition the Ethics Hotline can be used at 1-866-858-4433 which is staffed 24/7.

Any information passed through the Whistleblower process will remain confidential.

EXHIBIT A

FORM OF LETTER OF INSTRUCTION TO BROKER-DEALERS

Date ___________________:

(Broker Name and Address)

Subject:	Account #	________________________________________

Spectrum Asset Management, Inc., my employer, is a registered investment adviser. You are therefore requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account(s) to:

Spectrum Asset Management, Inc.
2 High Ridge Park
Stamford, CT 06905
Attention: Compliance Department

Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Lisa Crossley at (203) 322-0189.

Sincerely,

Lisa D. Crossley
Chief Compliance Officer

cc:	Lisa Crossley, Compliance Department

EXHIBIT B

INITIAL HOLDINGS REPORT

Pursuant to the SAMI Code of Ethics and Reporting Requirements (the “Code”), each Access Person is required to disclose all personal securities holdings for which he/she has direct or indirect Beneficial Ownership (as defined in the Code), no later than 10 days after becoming a SAMI employee. Transaction and holdings information provided in this report should be dated no more than 45 days prior to the employees hire date.

For purposes of this report, an access person may provide account statements and confirmations if they can insure that they provide complete and accurate data of their holdings information.

NOTE:  Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.

		Number of			Nature of
		Shares or	Dollar Amount	Broker/Dealer/	Transaction
	Date of	Principal	of	Bank through	(Purchase
Security	Transaction	Amount	Transaction	Whom Effected	Sale, Other)	Price

Print Name:

Signature:

Date:

EXHIBIT C
(Page 1 of 3)

Personal Securities Transaction Report

For the Calendar Quarter Ended December 31, 2006

To:	Access Persons

From:	Lisa Crossley, Chief Compliance Officer

SAMI’s Code of Ethics and Reporting Requirements (the “Code”) requires you, as an Access Person, to report on a quarterly basis your reportable personal securities transactions, other than transactions in exempt securities, during the calendar quarter, including transactions in securities you Beneficially Own (as defined in the Code).

Please note that transactions on your brokerage statements provided to the SAMI Compliance Department do not need to be separately reported by you each quarter. As long as the Compliance Department is receiving copies of all of your brokerage statements and you had no transactions not reported on such brokerage statements, you have nothing to report on this form.

Please complete the form and return it to the Compliance Department no later than 30 days after the quarter end.

o I hereby represent that all my reportable personal securities transactions executed during the prior calendar quarter are listed in the monthly statements of the brokerage accounts being furnished to SAMI’s Compliance Department and that I have had no other reportable transactions. To the extent I have advised that any of my accounts are managed by independent managers, I hereby certify that neither I nor any member of my immediate family (as defined in the “Code”) have or will exercise any investment discretion over the account.

Signature	Date

Print Name

o I hereby represent that certain personal securities transactions that took place during the prior calendar quarter are not reflected in the monthly statements of the brokerage accounts and that I have listed such transactions on the attached Personal Securities Transaction Report. To the extent I have advised that any of my accounts are managed by independent managers, I hereby certify that neither I nor any member of my immediate family (as defined in the “Code”) have or will exercise any investment discretion over the account.

Signature	Date

Print Name

EXHIBIT C
(Page 3 of 3)

Personal Securities Transaction Report

For the Calendar Quarter Ended September 30, 2006

Transactions Not Reported on Brokerage Statements/Confirms Provided to SAMI.

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership (as defined in the SAMI Code of Ethics and Reporting Requirements (the “Code”), and which are required to be reported pursuant to the Code.

NOTE:  Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.

		Number of			Nature of
		Shares or	Dollar Amount	Broker/Dealer/	Transaction
	Date of	Principal	of	Bank through	(Purchase
Security	Transaction	Amount	Transaction	Whom Effected	Sale, Other)	Price

Print Name:

Signature:

Date:

EXHIBIT D

ANNUAL HOLDINGS REPORT

Attached to this Report are brokerage statements describing all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the SAMI Code of Ethics and Reporting Requirements (the “Code”)) as of December 31, ________.

In addition, during the year ended December 31, _______, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership (as defined in the Code), and which are required to be reported pursuant to the Code and do not appear on the attached statements. Please include transactions and holdings in Princor Mutual Funds, Variable Annuities and Variable Life Insurance products that you may hold at Princor or in your Excess Plan.

NOTE:   Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.

		Number of			Nature of
		Shares or	Dollar Amount	Broker/Dealer/	Transaction
	Date of	Principal	of	Bank through	(Purchase
Security	Transaction	Amount	Transaction	Whom Effected	Sale, Other)	Price

Print Name:

Signature:

Date:

EXHIBIT E

INITIAL / AMENDED CERTIFICATION OF COMPLIANCE
WITH CODE OF ETHICS AND REPORTING REQUIREMENTS

I certify that I have read and understood SAMI’s Code of Ethics and Reporting Requirements (the “Code”), and that I have complied and will comply with the requirements set forth therein. I understand that any violation of the Code may lead to sanctions or other significant remedial action.

I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions.

I have reported all personal securities transactions required to be reported under the requirements of the Code. I will disclose to the Compliance Department all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the Code) and I will continue to do so on an annual basis as long as I am employed with SAMI.

Print Name:

Signature:

Date:

Exhibit F
Principal Financial Group Reportable Funds

American Beacon Funds High Yield Bond Fund
AXA Premier VIP High Yield Bond Portfolio
Builders Fixed Income Fund, Inc.
Diversified Investors Portfolios - Mid Cap Growth Portfolio
Old Mutual Advisor Funds II - Old Mutual Columbus Circle Technology & Communications Portfolio
Old Mutual Insurance Series Fund - Old Mutual Columbus Circle Technology & Communications Portfolio
Principal Investors Funds
Principal Mutual Funds
Principal Variable Contracts Fund
Prudential Select Real Estate Fund
Saratoga Technology & Communications Fund